Exhibit 99.1

Cineverse Reports First Quarter Fiscal Year 2024 Results

LOS ANGELES, August 14, 2023 – Cineverse Corp. (“Cineverse” or the “Company”) (NASDAQ: CNVS), a global streaming technology and entertainment company, today announced its financial results for the fiscal first quarter ended June 30, 2023 (“Q1 FY 2024”).

Q1 FY 2024 Highlights (all comparisons are to the fiscal quarter ended June 30, 2022):

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Total revenues were $13.0 million, compared to $13.6 million, primarily due to a planned wind-down of lower-margin streaming channels to focus resources on higher performing channels and improve margins.
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Streaming, Digital, and Podcast revenue increased 5.8% to a record $10.5 million, primarily driven by growth in our paid subscription streaming business, which was up 44.7%.
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Digital Distribution services revenue rose 105.9% to $3.7 million, driven by an increase in new release titles and additional library licensing to third-party streaming platforms.
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Total subscription revenues were $3.2 million, up 44.7%. Total subscribers to the Company’s streaming services were approximately 1.21 million, up 38%, driven by the success of new release and library acquisitions for our flagship enthusiast streaming services, particularly our Screambox horror channel, and improved performance from our documentary streaming service, Docurama, which grew 42% during the quarter.
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Total ad-based revenue was $3.6 million, down 39.3%, primarily due to the aforementioned planned wind-down of underperforming channels and related businesses, and a one-time technology migration required by a key platform partner in the quarter. The Company anticipates a return to ad-based revenue growth subsequent to the impact of these non-recurring events.
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The horror phenomenon Terrifier 2, released last fall, continues to drive strong results across our entire home entertainment distribution. The film has generated over $11.2 million in revenue to the Company to date. A late 2023 theatrical reissue of Terrifier 2 has been planned, and the franchise follow-up, Terrifier 3, is targeted for release in late 2024.

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Direct operating margin improved to 46.2%, compared to 45.9%, in line with stated guidance for the fiscal year of 45% to 50%.
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Operating expenses declined $2.5 million or 13.6% to $15.7 million from $18.2 million, primarily attributable to the Company’s previously announced cost reduction initiatives and streaming channel portfolio optimization
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Total operating loss declined by $1.9 million or 40.7% to $2.7 million from $4.6 million due to our initiatives to reduce costs and improve margins.
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Net loss attributable to common stockholders narrowed to $(3.6) million, or $(0.37) per share, from $(6.1) million, or $(0.69) per share.
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Financial condition overview:
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Cash and cash equivalents totaled $12.1 million at June 30, 2023.
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Stockholders’ equity was $45.6 million, or $3.90 per outstanding share at June 30, 2023.
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Digital content library was valued at $26 million to $30 million in a third-party appraisal, compared to a book value of $2.9 million at June 30, 2023.
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As of August 14, 2023, the Company had $0 long-term debt and a $0 outstanding balance on its $5 million revolving credit facility.

Operational Developments Subsequent to Quarter-End

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Released MatchpointAI, Cineverse’s AI-based platform and marketplace that provides an unprecedented innovative blend of proprietary and pre-integrated third-party AI tools to companies looking for a premium, affordable path to scale global content processing and delivery. MatchpointAI is a fundamental component of Cineverse’s long-term strategy and growth plan.
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Expanded partnership with Amagi to leverage Amagi CONNECT, the premiere end-to-end FAST marketplace with global reach, where Amagi will provide its portfolio of hundreds of FAST channels to the flagship Cineverse streaming service and add Cineverse's portfolio of streaming channels to the Amagi CONNECT marketplace.
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Closed three additional streaming channel and content partnership deals with a major telecom company, broadcast group, and a top 5 connected TV OEM.
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Bloody Disgusting consumer products is launching this October, with a branded clothing line being sold in more than 600 Spencer's Gifts retail locations nationwide. This new collection will be the exclusive window display in all stores for three weeks beginning in October.
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Announced an official Dead Space fiction podcast to launch on the Bloody FM podcast network in partnership with leading game publisher Electronic Arts. Dead Space was the best-selling new game in January in the US, and the franchise has sold over 7 million copies to date.

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Significantly expanded channel distribution, securing 16 channel placements with major distributors including Philo, SlingTV, Amazon’s FreeVee, Vix, and Samsung.
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Launched Cineverse Services India (“CSI”), a new business unit that expands upon the Company’s previous India presence, which is anticipated to help generate approximately $7.5 million in SG&A cost reductions in the second half of FY 2024 through aggressive headcount offshoring initiatives. CSI is focused on providing customer service, quality control, operations, accounting, information technology, administrative and other back-office functions to support Cineverse’s cost-efficient growth.
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Began the transition plan to relocate 60+ full-time domestic positions to CSI, which we expect will make up 75% of the aforementioned SG&A reductions as these roles are moved over the next 6-8 months.

Extended our line of credit with EastWest Bank, which was previously set to expire on September 15, 2023. The maturity date on this facility is now September 15, 2024. The $5.0 million facility currently has a $0 balance.

Management Commentary

Chris McGurk, Cineverse Chairman and CEO, stated, “We are making good progress toward our goals of reduced costs, improved margins and sustained profitability. Despite some continued industry headwinds during the fiscal first quarter, we were pleased to report record revenue in our Streaming and Digital business despite having fewer channels in our portfolio following our previously announced plan to realign resources in our broad 26-channel streaming portfolio toward higher performing streaming channels. As I have noted before, unlike many of our competitors who have a single streaming channel and revenue model, our large number of enthusiast streaming channels and multiple revenue streams give us the ability to manage our business as a portfolio. This provides us with a unique opportunity to improve our bottom line by eliminating channels that generate lower margin revenues. We achieved direct operating margin of 46.2% for the quarter, which is in line with our previously provided guidance range of 45% to 50% for the year. We also reduced operating costs by $2.5 million in the quarter, enabling us to narrow our operating loss by $1.9 million or a 40.7% improvement versus last year. The launch of Cineverse Services India is a key element to these cost-cutting efforts, and we expect SG&A expenses will begin to reflect the impact of the offshoring of our domestic headcount and backoffice functions in the second half of FY 2024.

“At our core, Cineverse is a technology-first company, and we are proud to have been at the forefront of innovation in the entertainment space since entering the business over 20 years ago. In recent months, we have announced notable partnerships with premiere household names such as Amagi, TCL, GoPro and Sid & Marty Krofft. Our technology was the key reason these brands chose to work with Cineverse, and we are in discussions with other high-profile potential partners, which we believe will further validate our technology.

“We were thrilled to release MatchpointAI, offering content owners and streaming services a comprehensive suite of industry-leading AI capabilities that can eliminate expensive, time-consuming labor-intensive work preparing film and television assets for global distribution. This includes not only Cineverse’s own proprietary enterprise-grade content processing platform, Dispatch™, but also fully integrated third-party AI tools from the likes of OpenAI and VionLabs. We believe that Search and Discovery improvements are the number one demand from streaming audiences today, and we aim to become the leader in AI-based Search & Discovery for the entertainment sector and are actively pursuing opportunities that will allow us to deploy our industry-leading technology assets and solidify our position in this critical area for streaming consumers.

“We continue to pursue multiple high-margin growth channels with the support of a fortified balance sheet, no debt, and a valuable—and, we believe, underappreciated—asset in our extensive content library that carries a third-party appraised value of $26 million to $30 million, compared to the $2.9 million valuation carried on our books. In addition to the recently exciting developments on the technology side, we are also preparing for the re-release of Terrifier 2 this fall, which will include a teaser for the next installment—Terrifier 3—set for release in fall of 2024. We are confident that our 360-degree marketing approach will remain a crucial component of our theatrical and home entertainment business’ success and remain focused on executing on all our growth initiatives, bolstered by our technology and reputation within the industry, as the final wind-down of our legacy business comes to a full close by the end of this fiscal year.”

Erick Opeka, President and Chief Strategy Officer of Cineverse, said, “As we refocus the Company on profitable, sustainable growth driven by technology, we have made significant strides this quarter to reduce operating costs by eliminating unprofitable channels, expanding revenues from our content library, and setting in motion our efforts to dramatically reduce our SG&A costs over the remainder of the fiscal year, most importantly by fully leveraging our unique and trusted asset in Cineverse Services India, which provides us the opportunity to offshore, not outsource, the majority of our headcount to generate significant cost savings and workflow efficiencies. In the meantime, we have continued to aggressively expand our partnerships and revenues with our Matchpoint platform and are launching additional new revenue streams in advertising, ecommerce, retail and technology services in the current quarter. All of these initiatives are crucial steps to achieving improved margins, positive free cash flow and sustainable profitability by the end of FY 2024.”

Guidance

The Company is reiterating its previously provided guidance for fiscal year 2024, which includes:

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Consolidated revenues between $62.0 million and $70.0 million;
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Direct operating margin, the excess of revenues over direct operating expenses divided by revenues, between 45% to 50%; and
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Adjusted EBITDA between $2.0 million and $4.0 million.

These guidance assumptions are based on, among other factors, the Company's existing business, current view of existing market conditions and assumptions for fiscal year 2024.

Conference Call

Cineverse will host a conference call at 4:30 p.m. ET today (Monday, August 14, 2023), during which management will discuss the results of the fiscal first quarter ended June 30, 2023. To participate in the conference call, please use the following dial-in numbers:

U.S. (Toll-Free): 1-833-470-1428

Canada (Toll-Free): 1-833-950-0062

International: Additional global dial-in numbers can be found here.

Access code: 223250

The conference call can also be accessed by webcast at the Investors section of the Company's website at https://investor.cineverse.com/events-and-presentations. Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

About Cineverse

Cineverse is a global streaming technology and entertainment company with one of the world’s largest portfolios of streaming channels and content libraries, all powered by its advanced, proprietary technology platform. Cineverse currently features enthusiast brands for subscription video on demand (SVOD), advertising-based video on demand (AVOD) and free, ad-supported streaming television (FAST) channels. Cineverse entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to some of the world's largest media, retail and technology companies. For more information, please visit www.cineverse.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cineverse officials during presentations about Cineverse, along with Cineverse's filings with the Securities and Exchange Commission, including Cineverse's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cineverse's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cineverse, its technology, economic and market factors, and the industries in which Cineverse does business, among other things. These statements are not guarantees of future performance, and Cineverse undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information, please contact:

At Cineverse

Julie Milstead

424-281-5411

investorrelations@cineverse.com

The Equity Group Inc.

Carolyne Sohn

408-538-4577

csohn@equityny.com

CINEVERSE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	As of
	June 30,	March 31,
	2023	2023
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$12,129	$7,152
Accounts receivable, net	14,711	20,846
Unbilled revenue	2,247	2,036
Employee retention tax credit	1,773	2,085
Prepaid and other current assets	7,637	5,458
Total Current Assets	38,497	37,577
Equity investment in A Metaverse Company, a related party, at fair value	5,200	5,200
Property and equipment, net	2,075	1,833
Intangible assets, net	19,188	19,868
Goodwill	20,824	20,824
Other long-term assets	2,862	2,686
Total Assets	$88,646	$87,988
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$29,867	$34,531
Line of credit, including unamortized debt issuance costs of $32 and $76, respectively	4,968	4,924
Current portion of deferred consideration on purchase of business	3,615	3,788
Current portion of earnout consideration on purchase of business	1,526	1,444
Operating lease liabilities	418	418
Current portion of deferred revenue	221	226
Total Current Liabilities	40,615	45,331
Deferred consideration on purchase – net of current portion	2,868	2,647
Operating lease liabilities, net of current portion	728	863
Other long-term liabilities	59	74
Total Liabilities	$44,270	$48,915

Stockholders’ Equity
Preferred stock	$3,559	$3,559
Common stock	191	185
Additional paid-in capital	539,997	530,998
Treasury stock, at cost	(11,608)	(11,608)
Accumulated deficit	(486,033)	(482,395)
Accumulated other comprehensive loss	(480)	(402)
Total stockholders’ equity of Cineverse Corp.	45,626	40,337
Deficit attributable to noncontrolling interest	(1,250)	(1,264)
Total equity	44,376	39,073
Total Liabilities and Equity	$88,646	$87,988

CINEVERSE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	For the Three Months Ended June 30,
	2023	2022
Revenues	$12,980	$13,590
Operating expenses
Direct operating	6,987	7,356
Selling, general and administrative	7,888	9,818
Depreciation and amortization	822	1,000
Total operating expenses	15,697	18,174
Operating loss	(2,717)	(4,584)
Interest expense	(295)	(133)
Decrease in fair value of equity investment in Metaverse, a related party	-	(1,256)
Other expense, net	(504)	(14)
Net loss before income taxes	(3,516)	(5,987)
Income tax expense	(20)	—
Net loss	(3,536)	(5,987)
Net income attributable to noncontrolling interest	(14)	(18)
Net loss attributable to controlling interests	(3,550)	(6,005)
Preferred stock dividends	(88)	(88)
Net loss attributable to common stockholders	$(3,638)	$(6,093)

Net loss per share attributable to common stockholders:
Basic	$(0.37)	$(0.69)
Diluted	$(0.37)	$(0.69)
Weighted average shares of common stock outstanding:
Basic	9,879	8,771
Diluted	9,879	8,771

Adjusted EBITDA

We define Adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We use Adjusted EBITDA as a financial metric to measure the financial performance of the business because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe Adjusted EBITDA will also be useful to others, including our stockholders, as a valuable financial metric.

We present Adjusted EBITDA because we believe that Adjusted EBITDA is a useful supplement to net income (loss) from continuing operations as an indicator of operating performance. We also believe that Adjusted EBITDA is a financial measure that is useful both to management and investors when evaluating our performance and comparing our performance with that of our competitors. We also use Adjusted EBITDA for planning purposes and to evaluate our financial performance because Adjusted EBITDA excludes certain incremental expenses or non-cash items, such as stock-based compensation charges, that we believe are not indicative of our ongoing operating performance.

We believe that Adjusted EBITDA is a performance measure and not a liquidity measure, and therefore a reconciliation between net income (loss) from operations and Adjusted EBITDA has been provided in the financial results. Adjusted EBITDA should not be considered as an alternative to income (loss) from operations as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA (in thousands):

	For the Three Months Ended June 30,
	2023	2022
	(Unaudited)
Net Loss	$(3,536)	$(5,987)
Add Backs:
Income tax expense	20	-
Depreciation and amortization	822	1,000
Interest expense	295	133
Stock-based compensation	409	980
Decrease in fair value of equity investment in Metaverse, a related party	-	1,256
Provision for doubtful accounts	-	3
Other expense, net	36	14
Net income attributable to noncontrolling interest	(14)	(18)
Adjustments:
Transition-related costs	468	175
Mergers and acquisitions costs	-	207
Adjusted EBITDA	$(1,500)	$(2,237)